Exhibit 99.1

NEWS RELEASE

IMMEDIATE RELEASE

DATE: February 4, 2015

MEDIA CONTACT: Dan Lombardo, Inland American Real Estate Trust, Inc.

630-570-0605 or dan.lombardo@inlandamerican.com

INLAND AMERICAN COMPLETES SPIN-OFF OF XENIA HOTELS & RESORTS, INC.

Oak Brook, Ill. – Inland American Real Estate Trust, Inc. (“Inland American”) today announced that it has successfully completed the previously announced spin-off of Xenia Hotels & Resorts, Inc. (“Xenia”) through the pro rata taxable distribution of 95% of the shares of Xenia common stock to Inland American’s stockholders. Immediately following the distribution, Inland American will continue to own approximately 5% of the outstanding shares of Xenia. Beginning today, Xenia’s common stock will commence trading on the New York Stock Exchange under the symbol “XHR”.

The separation of the two companies marks a significant step in the execution of Inland American’s long-term strategy. Moving forward, Inland American will seek to deliver value by continuing to concentrate on its student housing and multi-tenant retail platforms. The student housing platform will continue to be managed out of the Inland American Communities head office in Dallas and the multi-tenant retail platform will be managed out of the Inland American headquarters in Oak Brook.

On February 3, 2015, each Inland American stockholder received one share of Xenia common stock for every eight shares of Inland American common stock they held at the close of business on January 20, 2015, the record date of the spin-off. Inland American stockholders now own shares of common stock in both Inland American and Xenia. The number of Inland American shares held by stockholders will not change as a result of the distribution of Xenia stock.

“This is a big achievement for both Xenia and Inland American,” said Thomas P. McGuinness, president and CEO of Inland American. “This event will provide a significant opportunity for our stockholders who desire liquidity to execute that strategy, while also allowing other stockholders to maintain their position in Xenia and participate in the company’s potential upside.”

McGuinness continued, “This event is a key milestone related to the execution of Inland American’s strategy of creating long-term value for our stockholders. Having successfully completed the spin-off of Xenia, moving forward we will continue to focus on refining and growing our multi-tenant retail and student housing platforms. I would also like to wish Marcel Verbaas and his team at Xenia all the best as they embark on their promising and exciting future as an independent company.”

NEWS RELEASE

Goldman, Sachs & Co. and Morgan Stanley & Co. LLC are acting as financial advisors to Inland American in relation to the spin-off, Latham & Watkins LLP is acting as legal counsel to Inland American, Hunton & Williams LLP is acting as special tax counsel to Inland American and Venable LLP is acting as special Maryland counsel to Inland American.

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About Inland American Real Estate Trust, Inc.

Inland American Real Estate Trust, Inc. manages a large portfolio of commercial real estate assets with a focus on two asset classes - multi-tenant retail and student housing. As of September 30, 2014 Inland American owned 203 properties, representing approximately 23.5 million square feet of retail, industrial and office space, 8,318 student housing beds and 12,797 hotel rooms (all of which have been sold or spun-off to Xenia as described above). For further information regarding Inland American, please refer to the company website at www.inlandamerican.com.

Forward-Looking Statements Disclaimer

Forward-Looking Statements in this press release, which are not historical facts, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that are not historical, including statements regarding management’s intentions, beliefs, expectations, representation, plans or predictions of the future and are typically identified by words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue,” “likely,” “will,” “would” and variations of these terms and similar expressions, or the negative of these terms or similar expressions. Such forward-looking statements are necessarily based upon estimates and assumptions that, while considered reasonable by us and our management, are inherently uncertain. Factors that may cause actual results to differ materially from current expectations include, among others, our ability to execute on our strategy, our ability to return value to our stockholders through multiple liquidity events and the financial performance of Xenia Hotels & Resorts, Inc. For further discussion of factors that could materially affect the outcome of our forward-looking statements and our future results and financial condition, see the Risk Factors included in our most recent Annual Report on Form 10-K, as updated by any subsequent Quarterly Report on Form 10-Q, in each case as filed with the Securities and Exchange Commission. For further discussion of the factors that could materially affect Xenia, please see “Item 1A. Risk Factors” and “Forward Looking Statements” of Xenia in Xenia’s Registration Statement on Form 10 as filed with the Securities and Exchange Commission. We intend that such forward-looking statements be subject to the safe harbors created by Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, except as may be required by applicable law. We caution you not to place undue reliance on any forward-looking statements, which are made as of the date of this release. We undertake no obligation to update publicly any of these forward-looking statements to reflect actual results, new information or future events, changes in assumptions or changes in other factors affecting forward-looking statements, except to the extent required by applicable laws. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.